Exhibit 99.1

ACCELRYS ANNOUNCES FOURTH QUARTER AND FULL YEAR FISCAL 2007 FINANCIAL RESULTS

Achieves $6 million improvement in year over year results of operations

San Diego, May 15, 2007 — Accelrys, Inc. (NASDAQ: ACCL) today reported financial results for the quarter ended March 31, 2007.

“We are pleased with our financial performance in fiscal 2007,” said Mark J. Emkjer, Accelrys President and Chief Executive Officer. “We showed an approximately $6 million improvement in our bottom line and continued to generate positive cash flow, despite challenging market conditions and budget constraints experienced by our large pharmaceutical customers. Operationally, we delivered major new releases on time and with high quality across all of our product lines. These new releases add exciting technologies, substantially completing the modernization of our product portfolio.”

Financial Results:

Revenue for the quarter ended March 31, 2007 increased 2% to $19.9 million from $19.4 million for the same quarter of the previous year. For the year ended March 31, 2007, revenue decreased 1% to $81.0 million from $82.0 million for the previous year. Revenue in the current quarter and year was favorably impacted by continued growth in the Company’s scientific operating platform product line, offset by reduced sales of certain legacy products that were deemphasized in connection with the restructuring and product line adjustments that have occurred over the past two fiscal years.

Non-GAAP operating income was $0.6 million for the current quarter, compared to a non-GAAP operating loss of $1.7 million for the same quarter of the previous year. For the full year, non-GAAP operating income was $4.8 million, compared to a non-GAAP operating loss of $1.9 million for the previous year. On a GAAP basis, operating loss for the current quarter was $1.6 million, a 74% reduction from a $6.4 million operating loss for the same quarter of the previous year. For the full year, GAAP operating loss was $2.7 million, a 69% reduction from an $8.7 million operating loss for the previous year. Operating income on both a GAAP and non-GAAP basis was favorably impacted in fiscal year 2007 by cost control measures implemented in previous years and on a GAAP basis by lower restructuring charges and restatement costs.

Non-GAAP net income was $1.2 million, or $0.05 per share, for the current quarter, compared to a non-GAAP net loss of $1.8 million, or $0.07 per share, for the same quarter of the previous year. For the full year, non-GAAP net income was $6.0 million, or $0.23 per share, compared to a non-GAAP net loss of $0.9 million, or $0.03 per share, for the previous year. On a GAAP basis, the Company reported a net loss of $1.1 million, or $0.04 per share, for the current quarter, an 84% reduction from a net loss of $6.4 million, or $0.25 per share, for the same quarter of the previous year. For the full year, GAAP net loss was $1.5 million, or $0.06 per share, an 80% reduction from a net loss of $7.7 million, or $0.30 per share, for the previous year. Net income on both a GAAP and non-GAAP basis was favorably impacted in fiscal year 2007 by cost control measures implemented in previous years and on a GAAP basis by lower restructuring charges and restatement costs.

At March 31, 2007, the Company had total cash, cash equivalents, restricted cash and marketable securities of $70.8 million, an increase of 7% from March 31, 2006.

Financial, Business and Product Development Highlights:

•                  Release of Accord Database Explorer 3.0, Accord SDK 6.2, and Accord Chemistry Cartridge 6.2. These new releases from the Company’s Accord family of cheminformatics products enhance the users’ ability to manage enterprise chemistry data and build chemistry-enabled solutions.

•                  Release of an Imaging Collection for SciTegic Pipeline Pilot(TM). The Imaging Collection brings the power of Pipeline Pilot’s workflow automation and visual programming capabilities to image processing tasks.

•                  Successful completion of the closure of the Company’s research and development facility in Bangalore, India. The closure of the Bangalore facility culminates the substantial completion of the modernization of the Company’s legacy products.

•                  Completed a successful year financially highlighted by a $6.9 million increase in year over year non-GAAP net income and a $6.2 million decrease in year over year GAAP net loss.

Non-GAAP Financial Measures:

This press release describes financial measures for operating income (loss), net income (loss), and net income (loss) per share that exclude the costs incurred to complete the Company’s restatement, restructuring charges, stock-based compensation, and amortization of purchased intangible assets and therefore these financial measures are not calculated in accordance with generally accepted accounting principles (GAAP). Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s on-going operating performance. Further, management and the Board of Directors utilize these measures, in addition to GAAP measures, when evaluating and comparing the Company’s operating performance against internal financial forecasts and budgets. These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Reconciliation of GAAP to Non-GAAP Consolidated Statements of Operations:

The following tables reconcile the Company’s GAAP consolidated statements of operations for the quarters and years ended March 31, 2007 and 2006 to the directly comparable non-GAAP consolidated statements of operations (unaudited, amounts in thousands, including footnotes):

	Three Months Ended March 31,
	2007				2006
	GAAP	Adjustments		Non-GAAP	GAAP*	Adjustments		Non-GAAP
Revenue	$19,889	$—		$19,889	$19,429	$—		$19,429
Cost of revenue	4,041	(463	)(1)	3,578	4,183	(392	)(3)	3,791
Gross margin	15,848	463		16,311	15,246	392		15,638
Operating expenses:
Product development	4,192	(208	)(2)	3,984	5,347	(178	)(2)	5,169
Sales and marketing	8,168	(189	)(2)	7,979	8,340	(7	)(2)	8,333
General and administrative	4,174	(448	)(2)	3,726	4,757	(887	)(4)	3,870
Restructuring charges	955	(955)		—	3,182	(3,182)		—
Total operating expenses	17,489	(1,800)		15,689	21,626	(4,254)		17,372
Operating income (loss)	(1,641)	2,263		622	(6,380)	4,646		(1,734)
Interest and other income, net	509	—		509	239	—		239
Income (loss) before taxes	(1,132)	2,263		1,131	(6,141)	4,646		(1,495)
Income tax expense (benefit)	(82)	—		(82)	286	—		286
Net income (loss)	$(1,050)	$2,263		$1,213	$(6,427)	$4,646		$(1,781)
Net income (loss) per share:
Basic	$(0.04)	$0.09		$0.05	$(0.25)	$0.18		$(0.07)
Diluted	$(0.04)	$0.09		$0.05	$(0.25)	$0.18		$(0.07)
Weighted average shares used to compute net income (loss) per share:
Basic	26,487		26,487		26,195		26,195
Diluted	26,487		26,669		26,195		26,195

*                    Certain prior period information has been reclassified to conform to the current period presentation.

(1)             Represents $82 of stock-based compensation expense and $381 of purchased intangible asset amortization.

(2)             Represents stock-based compensation expense.

(3)             Includes $8 of stock-based compensation expense and $384 of purchased intangible asset amortization.

(4)             Includes $19 of stock-based compensation expense and $868 of restatement related costs.

	Year Ended March 31,
	2007				2006
	GAAP	Adjustments		Non-GAAP	GAAP*	Adjustments		Non-GAAP
Revenue	$80,955	$—		$80,955	$82,001	$—		$82,001
Cost of revenue	15,498	(1,859	)(1)	13,639	16,029	(1,730	)(4)	14,299
Gross margin	65,457	1,859		67,316	65,972	1,730		67,702
Operating expenses:
Product development	18,931	(1,185	)(2)	17,746	21,721	(721	)(2)	21,000
Sales and marketing	30,680	(781	)(2)	29,899	33,723	(58	)(2)	33,665
General and administrative	17,342	(2,471	)(3)	14,871	16,060	(1,142	)(5)	14,918
Restructuring charges	1,201	(1,201)		—	3,178	(3,178)		—
Total operating expenses	68,154	(5,638)		62,516	74,682	(5,099)		69,583
Operating income (loss)	(2,697)	7,497		4,800	(8,710)	6,829		(1,881)
Interest and other income, net	1,954	—		1,954	1,869	—		1,869
Income (loss) before taxes	(743)	7,497		6,754	(6,841)	6,829		(12)
Income tax expense	782	—		782	898	—		898
Net income (loss)	$(1,525)	$7,497		$5,972	$(7,739)	$6,829		$(910)
Net income (loss) per share:
Basic	$(0.06)	$0.29		$0.23	$(0.30)	$0.27		$(0.03)
Diluted	$(0.06)	$0.29		$0.23	$(0.30)	$0.27		$(0.03)
Weighted average shares used to compute net income (loss) per share:
Basic	26,351		26,351		26,116		26,116
Diluted	26,351		26,508		26,116		26,116

*                    Certain prior period information has been reclassified to conform to the current period presentation.

(1)             Represents $326 of stock-based compensation expense and $1,533 of purchased intangible asset amortization.

(2)             Represents stock-based compensation expense.

(3)             Represents $1,978 of stock-based compensation expense and $493 of restatement related costs.

(4)             Represents $32 of stock-based compensation expense and $1,698 of purchased intangible asset amortization.

(5)             Represents $43 of stock-based compensation expense and $1,099 of restatement related costs.

In addition to the GAAP to non-GAAP reconciliations above, presented below are the reconciliations of the Company’s GAAP to non-GAAP consolidated statements of operations for the first, second, and third quarters of fiscal year 2007 which reflect the current period non-GAAP presentation (unaudited, amounts in thousands, including footnotes):

	Three Months Ended June 30, 2006
	GAAP*	Adjustments		Non-GAAP
Revenue	$20,150	$—		$20,150
Cost of revenue	3,656	(455	)(1)	3,201
Gross margin	16,494	455		16,949
Operating expenses:
Product development	5,126	(345	)(2)	4,781
Sales and marketing	7,066	(159	)(2)	6,907
General and administrative	4,718	(927	)(3)	3,791
Total operating expenses	16,910	(1,431)		15,479
Operating income (loss)	(416)	1,886		1,470
Interest and other income, net	484	—		484
Income before taxes	68	1,886		1,954
Income tax expense	397	—		397
Net income (loss)	$(329)	$1,886		$1,557
Net income (loss) per share:
Basic	$(0.01)	$0.07		$0.06
Diluted	$(0.01)	$0.07		$0.06
Weighted average shares used to compute net income (loss) per share:
Basic	26,208			26,208
Diluted	26,208			26,352

*                    Certain prior period information has been reclassified to conform to the current period presentation.

(1)             Represents $71 of stock-based compensation expense and $384 of purchased intangible asset amortization.

(2)             Represents stock-based compensation expense.

(3)             Represents $434 of stock-based compensation expense and $493 of restatement related costs.

	Three Months Ended September 30, 2006
	GAAP*	Adjustments		Non-GAAP
Revenue	$20,232	$—		$20,232
Cost of revenue	3,537	(467	)(1)	3,070
Gross margin	16,695	467		17,162
Operating expenses:
Product development	4,916	(393	)(2)	4,523
Sales and marketing	6,568	(221	)(2)	6,347
General and administrative	4,367	(630	)(2)	3,737
Total operating expenses	15,851	(1,244)		14,607
Operating income	844	1,711		2,555
Interest and other income, net	360	—		360
Income before taxes	1,204	1,711		2,915
Income tax expense	269	—		269
Net income	$935	$1,711		$2,646
Net income per share:
Basic	$0.04	$0.06		$0.10
Diluted	$0.04	$0.06		$0.10
Weighted average shares used to compute net income per share:
Basic	26,293			26,293
Diluted	26,420			26,420

*                    Certain prior period information has been reclassified to conform to the current period presentation.

(1)             Represents $83 of stock-based compensation expense and $384 of purchased intangible asset amortization.

(2)             Represents stock-based compensation expense.

	Three Months Ended December 31, 2006
	GAAP*	Adjustments		Non-GAAP
Revenue	$20,684	$—		$20,684
Cost of revenue	4,264	(474	)(1)	3,790
Gross margin	16,420	474		16,894
Operating expenses:
Product development	4,697	(236	)(2)	4,461
Sales and marketing	8,878	(211	)(2)	8,667
General and administrative	4,077	(467	)(2)	3,610
Restructuring charges	252	(252)		—
Total operating expenses	17,904	(1,166)		16,738
Operating income (loss)	(1,484)	1,640		156
Interest and other income, net	601	—		601
Income (loss) before taxes	(883)	1,640		757
Income tax expense	198	—		198
Net income (loss)	$(1,081)	$1,640		$559
Net income (loss) per share:
Basic	$(0.04)	$0.06		$0.02
Diluted	$(0.04)	$0.06		$0.02
Weighted average shares used to compute net income (loss) per share:
Basic	26,387			26,387
Diluted	26,387			26,564

*                    Certain prior period information has been reclassified to conform to the current period presentation.

(1)             Represents $90 of stock-based compensation expense and $384 of purchased intangible asset amortization.

(2)             Represents stock-based compensation expense.

Conference Call Details:

At 5:00 p.m. ET today, Accelrys will conduct a conference call to discuss its financial results. To participate, please dial 1-866-356-3093 (+1 617-597-5381 outside the United States) and enter the access code, 72478404, approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accelrys website at www.accelrys.com.

A replay of the conference call will be available online at www.accelrys.com and via telephone by dialing 1-888-286-8010 (+1 617-801-6888 outside the United States) and entering access code, 73572234, beginning 7:00 p.m. ET on May 15, 2007 through 5:00 p.m. ET on August 15, 2007.

About Accelrys:

Accelrys develops and commercializes scientific business intelligence software for the integration, mining, analysis, modeling and simulation, management and interactive reporting of scientific data. Our solutions are used by biologists, chemists, materials scientists, and information technology professionals for product design and drug discovery and development. Our technology and services are designed to meet the needs of today’s leading research and development organizations including leading commercial, government and academic organizations. Many of the largest pharmaceutical, biotechnology, chemical, and petroleum companies worldwide use our solutions. Accelrys is headquartered in San Diego, California. For more information about Accelrys, visit its website at http://www.accelrys.com/.

Forward-Looking Statements:

Statements contained in this press release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Such forward-looking statements, including but not limited to statements relating to future anticipated results, the long-term growth of the Company, and improvement of the Company’s competitive position, are subject to a number of risks and uncertainties, including risks that the Company will not achieve its anticipated results or long-term growth plans and that the Company’s competitive position will not improve and/or that such growth will not occur due to, among other possibilities, a lack of demand for or market acceptance of the Company’s products, as well as the risks and uncertainties that are contained from time to time in the Company’s SEC filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended March 31, 2006, quarterly reports on Form 10-Q and current reports on Form 8-K. The Company’s actual results could differ materially from those projected in such forward-looking statements due to these risks and uncertainties, and the Company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
Accelrys, Inc.
Rick Russo
858-799-5200

ACCELRYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2007	2006*	2007	2006*
Revenue	$19,889	$19,429	$80,955	$82,001
Cost of revenue	4,041	4,183	15,498	16,029
Gross margin	15,848	15,246	65,457	65,972
Operating expenses:
Product development	4,192	5,347	18,931	21,721
Sales and marketing	8,168	8,340	30,680	33,723
General and administrative	4,174	4,757	17,342	16,060
Restructuring charges.	955	3,182	1,201	3,178
Total operating expenses	17,489	21,626	68,154	74,682
Operating loss	(1,641)	(6,380)	(2,697)	(8,710)
Interest and other income, net	509	239	1,954	1,869
Loss before taxes	(1,132)	(6,141)	(743)	(6,841)
Income tax expense (benefit)	(82)	286	782	898
Net loss	$(1,050)	$(6,427)	$(1,525)	$(7,739)
Basic and diluted net loss per share	$(0.04)	$(0.25)	$(0.06)	$(0.30)
Weighted average shares used to compute basic and diluted net loss per share	26,487	26,195	26,351	26,116

*                    Certain prior period information has been reclassified to conform to the current period presentation.

ACCELRYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2007	March 31, 2006
Assets
Cash, cash equivalents, restricted cash and marketable securities	$70,757	$66,022
Trade receivables, net	18,617	17,289
Other assets, net	65,227	63,444
Total assets	$154,601	$146,755
Liabilities and stockholders’ equity
Current liabilities, excluding deferred revenue	21,136	16,560
Total deferred revenue	56,133	61,269
Noncurrent liabilities, excluding deferred revenue	8,342	5,718
Total stockholders’ equity	68,990	63,208
Total liabilities and stockholders’ equity	$154,601	$146,755